UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  June 15, 2005

                      -----------------------------------

                              L Q CORPORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


            000-25977                                 77-0421089
     (COMMISSION FILE NUMBER)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               888 Seventh Avenue
                            New York, New York 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 974-5730
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      Item 8.01.   Other Events.

      On June 15, 2005, L Q Corporation, Inc. (the "Company") entered into a non-binding letter of intent with Southern Imaging, Inc. dated June 13, 2005 (the "Letter of Intent") to acquire all of the assets of Southern Imaging and its subsidiaries. Southern Imaging is a supplier of video cameras, monitors, lenses and video printers to the industrial, security and medical imaging markets. The contemplated aggregate consideration for the transaction is approximately $5.2 million, subject to post-closing adjustments, consisting of
(i) cash, (ii) Company common stock, (iii) an incentive payment upon the business achieving certain milestones set forth in the Letter of Intent, and
(iv) the Company's assumption of certain indebtedness of Southern Imaging.

      The transaction is subject to the execution of a definitive purchase agreement between the parties, approval of the transaction by the Board of Directors of the Company, receipt of all requisite governmental authorizations and the satisfaction of other terms and conditions.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       L Q CORPORATION, INC.


Dated:  June 17, 2005                  By: /s/ William J. Fox
                                          -------------------------------------
                                          William J. Fox
                                          President and Chief Executive Officer